Independent Auditors' Consent








We consent to the incorporation by reference in Registration Statement No. 33-11717 of Middlesex Water Company on Form S-3 of our report dated March 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in the Notes to the Consolidated Financial Statements), appearing in this Annual Report on Form 10-K/A-2 of Middlesex Water Company for the year ended December 31, 2003.







/s/DELOITTE & TOUCHE LLP/


Parsippany, New Jersey
April 30, 2004